Guide to Fannie Mae’s 2004
Annual Report on SEC Form 10-K

Fannie Mae provides this guide as an exhibit to its Form 10-K filing of December 6, 2006. It is neither comprehensive nor a substitute for the information in the full filing. This guide is being distributed only with either the Form 10-K or Fannie Mae’s press release (including Annex 1), dated December 6, 2006, relating to the Form 10-K.

• Form 10-K	• Press Release

I.	Overview and Highlights
Background on Restatement (page 1)

Impact on Earnings. The overall impact of Fannie Mae’s restatement was a total reduction in retained earnings of $6.3 billion through June 30, 2004, due to the impact of corrected accounting errors through the restatement process. The impact of the restatement breaks down by year as follows: (page 72)

•	For periods prior to January 1, 2002, there was a $7.0 billion net decrease in earnings;
•	For the year ended December 2002, there was a $705 million net decrease in earnings, or $0.71 per diluted share; (page 93)
•	For the year ended December 2003, there was a $176 million net increase in earnings, or $0.17 per diluted share; (page 92)
•	For the six months ended June 30, 2004, there was a $1.2 billion net increase in earnings. (page 72)

We previously estimated that errors in accounting for derivative instruments, including mortgage commitments, would result in a total of $10.8 billion in after-tax cumulative losses through December 31, 2004. Actual losses through December 31, 2004 associated with accounting for derivative instruments through this period, as reported in the 2004 Form 10-K, totaled $7.9 billion. (page 72)

•	In our 12b-25 filing in August 2006, we confirmed our estimate of after-tax cumulative losses on derivatives of $8.4 billion, but disclosed that our previous estimate of $2.4 billion in after-tax cumulative losses on mortgage commitments would be significantly less.
•	In our 2004 Form 10-K, our retained earnings as of December 31, 2004 includes after-tax cumulative losses on derivatives of $8.4 billion, and after-tax cumulative net gains on derivative mortgage commitments of $535 million, net of related amortization, for a total after-tax cumulative impact as of December 31, 2004 of approximately $7.9 billion related to these two restatement items.

Stockholders’ Equity. Stockholders’ equity increased by $4.1 billion through June 30, 2004, despite a decrease in retained earnings. Our restatement adjustments resulted in an increase in AOCI of $10.4 billion, a decrease in retained earnings of $6.3 billion and an increase of $91 million in other equity changes as of June 30, 2004. The most significant causes of the $10.4 billion AOCI adjustments were the reversal of previously recorded derivative cash flow hedge adjustments and the recognition of fair value adjustments on available-for-sale securities that were previously classified as held-to-maturity securities and recorded at amortized cost. The most significant cause of the $6.3 billion retained earnings adjustments was the recognition in income of derivative fair value adjustments due to the loss of hedge accounting. (page 72)

Regulatory Capital. On September 29, 2006, OFHEO announced that we were classified as adequately capitalized as of June 30, 2006; our core capital of $42.0 billion as of June 30, 2006 exceeded our statutory minimum capital requirement by $12.6 billion, or 42.9 percent, and our OFHEO-directed minimum capital requirement by $3.8 billion, or 9.9 percent; and our total capital of $42.9 billion as of June 30, 2006 exceeded our statutory risk-based capital requirement by $16.6 billion, or 62.9 percent. (page 180)

Fair Value of Net Assets. GAAP requires disclosure of the fair value of our financial assets and liabilities. In addition to the fair value of our financial assets and liabilities, we consider the estimated fair value of our net assets. The estimated fair value of our net assets, which is a supplemental non-GAAP measure, is presented in our supplemental non-GAAP consolidated fair value balance sheets. We use fair value measures to make investment decisions and to measure, monitor and manage risk. We believe that these fair value measures, when considered in conjunction with our consolidated GAAP financial statements, can serve as valuable incremental tools for investors to assess changes in our overall value over time relative to changes in market conditions. A reconciliation of the estimated fair value of our net assets (non-GAAP) to stockholders’ equity (GAAP) is presented on page 128 of the Form 10-K and in Annex 1 to the December 6, 2006 press release relating to the Form 10-K. The estimated fair value of our net assets (net of tax effect) was $40.1 billion as of December 31, 2004, an increase of $11.7 billion, or 41 percent, from the restated fair value of our net assets of $28.4 billion as of December 31, 2003. Both our own activities and market conditions cause changes in the fair value of our net assets (non-GAAP). (page 128)

Of the total $11.7 billion increase, approximately $2.8 billion of the increase is attributable to our capital transactions, consisting primarily of $5.0 billion of gross proceeds we received from a preferred stock offering in 2004, partially offset by the payment of $2.2 billion of dividends to holders of our common and preferred stock. Net cash inflows generated by our Single-Family, Housing and Community Development (“HCD”) and Capital Markets businesses also contributed to the increase in fair value of our net assets (non-GAAP). The remainder of the increase is largely attributable to changes in market conditions. (page 128)

Description of Business Segments. Fannie Mae’s business is organized into three complementary business segments:

•	Single-Family Credit Guaranty works with lender customers to securitize single-family mortgage loans into Fannie Mae MBS and to facilitate the purchase of single-family mortgage loans for our mortgage portfolio. (page 8)
•	Housing and Community Development helps to expand the supply of affordable and market-rate rental housing by working with our lender customers to securitize multifamily mortgage loans into Fannie Mae MBS and facilitate the purchase of multifamily mortgage loans for our mortgage portfolio. Our HCD business also helps to expand the supply of affordable housing by making investments in rental and for-sale housing projects, including investments in rental housing that qualify for federal low-income housing tax credits. (page 13)
•	Capital Markets manages our investment activity in mortgage loans, mortgage-related securities, and other liquid investments. It has responsibility for managing our assets and liabilities and our liquidity and capital positions. (page 17)

II.	Summary of Restated Results, 2002 and 2003
2002: Results including restatement adjustments: (page 93)

•	Net income of $3.9 billion.
•	Diluted EPS of $3.81.
•	Restated net income decreased $705 million from previously reported net income, driven largely by an $8.4 billion decrease in the fair value of derivatives; a $7.9 billion increase in net interest income; and a $700 million increase in guaranty fee income.

2003: Results including restatement adjustments: (page 92)

•	Net income of $8.1 billion.
•	Diluted EPS of $8.08.
•	Restated net income increased $176 million over previously reported net income, driven largely by a $4.1 billion decrease in the fair value of derivatives; a $5.9 billion increase in net interest income; and a $1.1 billion increase in net investment losses.

Capital Impact, 2002-2003. The restatement adjustments resulted in a net decrease in regulatory core capital of $7.5 billion and $7.6 billion as of December 31, 2003 and 2002, respectively. (page 95)

•	Our previously reported surplus of required minimum capital ($2.9 billion and $877 million) became a deficit due to the restatement adjustments of $7.7 billion and $8.1 billion as of December 31, 2003 and 2002, respectively.
•	Our previously reported surplus of required critical capital ($18.3 billion and $14.2 billion) decreased due to the restatement adjustments of $7.6 billion and $7.9 billion as of December 31, 2003 and 2002, respectively.

III.	Financial Results, 2004
Summary of 2004 Financial Results. Fannie Mae reported diluted EPS of $4.94 for the full year of 2004. (page 101)

•	Net income totaled $5.0 billion.
•	The three main drivers of earnings were net interest income of $18.1 billion, net derivative fair value losses of $12.3 billion, and guaranty fee income of $3.6 billion.

Summary of Segment Results.

•	Single-Family Credit Guaranty business generated net income of $2.5 billion, $2.5 billion and $2.0 billion in 2004, 2003, and 2002, respectively. (page 119)
•	Housing and Community Development (HCD) business generated net income of $337 million, $286 million and $184 million in 2004, 2003, and 2002, respectively. (page 121)
•	Capital Markets business generated net income of $2.1 billion, $5.3 billion and $1.8 billion in 2004, 2003, and 2002, respectively. (page 122)

IV.	Additional Business Information for 2002, 2003, and 2004
Audited Financial Statements (page F-1)

Selected Financial Data for 2002, 2003, 2004 (page 62)

Net Interest Income Summary for 2002, 2003, 2004 (page 102)

Guaranty Fee Income Summary for 2002, 2003, 2004 (page 105)

2004 Quarterly Review (page 190)

V.	Most Significant Accounting Changes/Corrections
We have classified our restatement adjustments into seven primary categories:

1.	Debt and Derivatives. We identified five errors associated with our debt and derivatives. The most significant error was that we incorrectly designated derivatives as cash flow or fair value hedges for accounting and reporting purposes. The restatement adjustments associated with these errors resulted in a cumulative pre-tax reduction in retained earnings of $12.1 billion as of December 31, 2003. For the six-month period ended June 30, 2004, we recorded a pre-tax increase in net income of $3.0 billion related to the accounting errors. The cumulative impact of the restatement of these errors on our consolidated financial statements was to decrease retained earnings by $9.1 billion as of June 30, 2004. (page 74)

2.	Commitments. We identified five errors associated with mortgage loan and security commitments. The most significant errors were that we did not record certain mortgage loan and security commitments as derivatives under SFAS 133 and we incorrectly classified mortgage loan and security commitments as cash flow hedges, which resulted in changes in fair value not being reflected in earnings. The restatement adjustments associated with these errors resulted in a cumulative pre-tax increase in retained earnings of $4.0 billion as of December 31, 2003. For the six-month period ended June 30, 2004, we recorded a pre-tax decrease in net income of $546 million related to these accounting errors. The cumulative impact of the restatement of these errors on our consolidated financial statements was to increase retained earnings by $3.4 billion as of June 30, 2004. (page 76)

3.	Investments in Securities. We identified accounting errors related to our investments in securities that resulted in a cumulative pre-tax reduction in retained earnings of $1.7 billion as of December 31, 2003. The cumulative impact of the restatement of these errors on our consolidated financial statements was to decrease retained earnings by $1.8 billion as of June 30, 2004. (page 77)

• Classification and Valuation of Securities. We identified three errors associated with the classification and valuation of securities. The most significant error was that we incorrectly classified securities at acquisition as “held-to-maturity” that we did not intend to hold to maturity, which resulted in not recognizing changes in the fair value of these securities in AOCI or earnings. As a result of our review of acquired securities, we derecognized all previously recorded HTM securities recorded at amortized cost and recognized at fair value $419.5 billion and $69.5 billion of AFS and trading securities, respectively, in 2003. The restatement adjustments associated with these errors resulted in a cumulative pre-tax decrease in retained earnings of $186 million as of December 31, 2003. These restatement adjustments also resulted in an increase of $2.4 billion in total assets and $37 million in total liabilities as of December 31, 2003. (page 77)

• Impairment of Securities. We identified the following errors associated with the impairment of securities: we did not assess certain types of securities for impairment and we did not assess interest-only securities and lower credit quality investments for impairment. The restatement adjustment associated with these errors resulted in a cumulative pre-tax decrease in retained earnings of $1.5 billion and a decrease in total assets of $1.2 billion as of December 31, 2003. For the six-month period ended June 30, 2004, we recorded a pre-tax increase in net income of $233 million resulting from the reversal of historical impairment charges that were recorded in 2003 in the restated financial statements. (page 78)

4.	MBS Trust Consolidation and Sale Accounting. We identified three errors associated with MBS trust consolidation and sale accounting. We incorrectly recorded asset sales that did not meet sale accounting criteria; we did not consolidate certain MBS trusts that were not considered qualifying special purpose entities (“QSPE”) and for which we were deemed to be the primary beneficiary or sponsor of the trust; and we did not consolidate certain MBS trusts in which we owned 100 percent of the securities issued by the trust and had the ability to unilaterally cause the trust to liquidate. The restatement adjustments associated with these errors resulted in a cumulative pre-tax decrease in retained earnings of $166 million as of December 31, 2003. This was the result of the net change in the value of the assets and liabilities that were recognized and derecognized in conjunction with consolidation or sale activity. For the six-month period ended June 30, 2004, we recorded a pre-tax decrease in net income of $185 million related to these accounting errors. The cumulative impact of the restatement of these errors on our consolidated financial statements was to decrease retained earnings by $351 million as of June 30, 2004. (page 79)

5.	Financial Guaranties and Master Servicing. We identified accounting errors related to our financial guaranties and master servicing that resulted in a cumulative pre-tax increase in retained earnings of $147 million as of December 31, 2003. For the six-month period ended June 30, 2004, we recorded a pre-tax decrease in net income of $143 million related to these accounting errors. The cumulative impact of the restatement of these errors on our consolidated financial statements was to increase retained earnings by $4 million as of June 30, 2004. (page 81)

• Recognition, Valuation and Amortization of Guaranties and Master Servicing. We identified seven errors associated with the recognition, valuation and amortization of our guaranty and master servicing contracts. The most significant errors were that we incorrectly amortized guaranty fee buy-downs and risk-based pricing adjustments; we incorrectly valued our guaranty assets and guaranty obligations; we incorrectly accounted for buy-ups; we did not record credit enhancements associated with our guaranties as separate assets; and we incorrectly recorded adjustments to guaranty assets and guaranty obligations based on the amount of Fannie Mae MBS held in the consolidated balance sheets. The restatement adjustments associated with these errors resulted in a cumulative pre-tax increase in retained earnings of $2.4 billion as of December 31, 2003. These restatement adjustments also resulted in an increase of $144 million in total assets and a decrease in total liabilities of $1.6 billion as of December 31, 2003. (page 81)
• Impairment of Guaranty Assets and Buy-ups. We identified two errors associated with the impairment of guaranties: we did not assess guaranty assets or buy-ups for impairment in accordance with EITF 99-20 and SFAS 115, as appropriate. The restatement adjustments related to impairments resulted in a cumulative pre-tax decrease in retained earnings of $2.3 billion and a decrease of $1.8 billion in total assets as of December 31, 2003. (page 82)

6.	Amortization of Cost Basis Adjustments. We identified multiple errors in amortization of mortgage loan and securities premiums, discounts and other cost basis adjustments. The most significant errors were that we applied incorrect prepayment speeds to cost basis adjustments; we aggregated dissimilar assets in computing amortization; and we incorrectly recorded cumulative amortization adjustments. Additionally, the correction of cost basis adjustments in other error categories, primarily settled mortgage loan and security commitments, resulted in the recognition of additional amortization. The restatement adjustments relating to these amortization errors resulted in a cumulative pre-tax decrease in retained earnings of $1.1 billion as of December 31, 2003. For the six-month period ended June 30, 2004, we recorded a pre-tax decrease in net income of $70 million related to these accounting errors. The cumulative impact of the restatement of these errors on our consolidated financial statements was to decrease retained earnings by $1.1 billion as of June 30, 2004. (page 83)

7.	Other Adjustments. In addition to the previously noted errors, we identified and recorded other restatement adjustments related to accounting, presentation, classification and other errors that did not fall within the six categories described above. These other restatement adjustments resulted in a cumulative pre-tax decrease in retained earnings of $973 million as of December 31, 2003. For the six-month period ended June 30, 2004, we recorded a pre-tax decrease in net income of $320 million related to these accounting errors. The cumulative impact of the restatement of these errors on our consolidated financial statements was to decrease retained earnings by $1.3 billion as of June 30, 2004. (page 83).

VI.	Other Information
Executive Summary (page 65)

Glossary of Terms (page 35)

Company Risks. This section identifies specific risks that should be considered carefully in evaluating our business. (page 39)

Legal Proceedings (page 50)

Risk Management. Effective management of risks is an integral part of our business and critical to our safety and soundness. In the 2004 10-K, we provide an overview of our corporate risk governance structure and risk management processes, which are intended to identify, measure, monitor and manage the principal risks we assume in conducting our business activities in accordance with defined policies and procedures. (page 132)

•	Credit Risk Management. We assess, price and assume mortgage credit risk as a basic component of our business. We assume institutional counterparty credit risk in a variety of our business transactions, including transactions designed to mitigate mortgage credit risk and interest rate risk. (page 135)
•	Interest Rate Risk Management and Other Market Risks. Our most significant market risks are interest rate risk and spread risk, which arise primarily from the prepayment uncertainty associated with investing in mortgage-related assets with prepayment options and from the changing supply and demand for mortgage assets. (page 159)
•	Operational Risk Management. Operational risk can manifest itself in many ways, including accounting or operational errors, business disruptions, fraud, technological failures and other operational challenges resulting from failed or inadequate internal controls. These events may potentially result in financial losses and other damage to our business, including reputational harm. (page 167)

Liquidity and Capital Management. We actively manage our liquidity and capital position with the objective of preserving stable, reliable and cost-effective sources of cash to meet all of our current and future operating financial commitments and regulatory capital requirements. We obtain the funds we need to operate our business primarily from the proceeds we receive from the issuance of debt. (page 169)

Off-Balance Sheet Arrangements. We enter into certain business arrangements to facilitate our statutory purpose of providing liquidity to the secondary mortgage market and to reduce our exposure to interest rate fluctuations. We form arrangements to meet the financial needs of our customers and manage our credit, market or liquidity risks. Some of these arrangements are not recorded in the consolidated balance sheets or may be recorded in amounts different from the full contract or notional amount of the transaction, depending on the nature or structure of, and accounting required to be applied to, the arrangement. (page 184)

Impact of Future Adoption of Accounting Pronouncements (pages 187)

Evaluation of Disclosure Controls and Procedures (page 198)

Management’s Report on Internal Control Over Financial Reporting (page 199)

Remediation Activities and Changes in Internal Control Over Financial Reporting (page 204)

Report of Independent Registered Public Accounting Firm (page 211)

Executive Compensation (page 220)

Director Compensation (page 231)

Legal Fees (page 238)